CERTIFICATE OF THE SECRETARY OF PRECIDIAN ETFs TRUST
	  CERTIFYING RESOLUTIONS APPROVING JOINT FIDELITY
		 BOND AND JOINT INSURANCE AGREEMENT

THE UNDERSIGNED, the duly appointed Secretary of Precidian ETFs Trust, a Delaware statutory trust registered as a management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), does hereby certify that the resolutions set forth below were approved and ratified, pursuant to Section 3806(g) of the Statutory Trusts Law of the State of Delaware and that certain Declaration of Trust of the Trust on the 21st day of May 2013:

WHEREAS, Rule 17g-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), requires each registered management investment company to maintain a fidelity bond, covering certain officers and employees of the investment company with access to the securities or funds of the investment company, against larceny and embezzlement, in an amount prescribed by Rule 17g-1(d)(1);

WHEREAS, Precidian Funds, LLC (the "Advisor") obtained a fidelity bond on behalf of the Trust, for the period from May 20, 2013 to May 20, 2014, in the amount of $600,000 (the "Fidelity Bond").

NOW, THEREFORE, BE IT RESOLVED, that the Fidelity Bond covering the period commencing on May 20, 2013 to May 20, 2014, in the amount of $600,000 as presented in the Proposal be, and it hereby is, approved;

RESOLVED, that the Joint Insurance Agreement, between the Trust, on behalf of each series, and Precidian Funds LLC relating to the utilization of the Fidelity Bond be, and it hereby is, continued; and it is further

RESOLVED, that the actions of management with respect to obtaining the Fidelity Bond for the Trust be, and they hereby are, ratified and affirmed; and it is further

RESOLVED, that each officer of the Trust shall be designated an officer pursuant to Rule 17g-l(h) and is authorized to make the proper filings with the Securities and Exchange Commission as required by Rule 17g-l.


IN WITNESS WHEREOF, I have hereunto set my hand as such officer of the Trust this 22nd day of May 2013.



  						/s/ J. Stuart Thomas
  						------------------------
  						J. Stuart Thomas
  						Secretary